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                                  Exhibit 2.1


                      PLAN OF MERGER AND EXCHANGE AGREEMENT


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                                                                  EXECUTION COPY







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                              NEUBERGER BERMAN INC.




                      PLAN OF MERGER AND EXCHANGE AGREEMENT












                          Dated as of August 2, 1999






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                                TABLE OF CONTENTS

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                                                                                                      Page
ARTICLE I

         MERGER OF MERGER SUB INTO NBMI..................................................................2
         1.1      The Merger.............................................................................2
         1.2      Effective Time.........................................................................3
         1.3      Organizational Matters.................................................................3
         1.4      Effect on Capital Stock................................................................3
         1.5      Exchange of Shares.....................................................................4
         1.6      Existing Stockholders Agreement........................................................4
         1.7      NBMI Shareholder Approval; No Appraisal Rights.........................................4
         1.8      Merger Sub Shareholder Approval........................................................4

ARTICLE II

         EXCHANGE OF NB LLC INTERESTS....................................................................5
         2.1      The Exchange...........................................................................5
         2.2      Termination of Rights..................................................................5
         2.3      Consent of Executive Committee.........................................................6
         2.4      Consent to Transaction; No Appraisal Rights............................................6

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF
         THE FOUNDER STOCKHOLDERS........................................................................6
         3.1      Organization, Authorization and Validity of Basic Agreements...........................6
         3.2      Title..................................................................................7
         3.3      No Conflicts...........................................................................7
         3.4      Investment Purpose.....................................................................7
         3.5      Access to Information..................................................................8
         3.6      Evaluation of and Ability to Bear Risks................................................8
         3.7      No Liabilities in Excess of Tax Basis..................................................8
         3.8      No Dispositions........................................................................8

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
         THE COMPANY, MERGER SUB AND NBMI................................................................8

         4.1      Organization and Good Standing.........................................................9
         4.2      Capital Stock; Preemptive Rights.......................................................9
         4.3      Authorization and Validity of Agreements...............................................9
         4.4      No Conflicts; Consents.................................................................9
         4.5      Purchase for Investment...............................................................10
         4.6      No Prior Operations...................................................................10

ARTICLE V

         COVENANTS......................................................................................10
         5.1      No Transfers Prior to Closing.........................................................10
         5.2      Tax Matters.  ........................................................................10
         5.3      Further Assurances....................................................................11

ARTICLE VI

         CONDITIONS PRECEDENT TO THE OBLIGATIONS
         OF THE COMPANY, MERGER SUB, NBMI AND OF
         THE FOUNDER STOCKHOLDERS.......................................................................11
         6.1      Conditions to the Obligations of the Parties..........................................11
         6.2      Conditions to the Obligations of the Company,
                  Merger Sub and NBMI...................................................................12
         6.3      Conditions to the Obligations of the Founder Stockholders.............................12

ARTICLE VII

         THE CLOSING....................................................................................13
         7.1      Closing Date..........................................................................13
         7.2      Closing Deliveries....................................................................13

ARTICLE VIII

         DEFINITIONS....................................................................................13

ARTICLE IX

         POWER OF ATTORNEY..............................................................................16
         9.1  Authority.................................................................................16
         9.2  Terms.....................................................................................17


                                       ii
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ARTICLE X

         MISCELLANEOUS..................................................................................18
         10.1     Notices...............................................................................18
         10.2     Termination...........................................................................18
         10.3     Obligations of Founder Stockholders...................................................19
         10.4     Amendments; Waivers...................................................................19
         10.5     Severability..........................................................................19
         10.6     Representatives, Successors and Assigns...............................................19
         10.7     Governing Law.........................................................................20
         10.8     Specific Performance..................................................................20
         10.9     Arbitration...........................................................................20
         10.10    Tax Indemnity; Tax Refunds............................................................21
         10.11    Submission to Jurisdiction; Waiver of Immunity........................................21
         10.12    Execution in Counterparts.............................................................22
         10.13    Entire Agreement......................................................................22


Schedule I

Schedule II

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                                      iii

                               PLAN OF MERGER AND
                               EXCHANGE AGREEMENT


         This PLAN OF MERGER AND EXCHANGE AGREEMENT (this "AGREEMENT") is dated as of August 2, 1999, by and among (I) Neuberger Berman Inc., a Delaware corporation (the "COMPANY"); (II) Neuberger Berman Sub Inc., a New York corporation ("MERGER SUB"); (III) Neuberger Berman Management Inc., a New York corporation ("NBMI"); (IV) Neuberger Berman, LLC, a Delaware limited liability company ("NB LLC"); (V) the Principals (as defined below) listed on Schedule I hereto; and (VI) the Family Affiliates (as defined below) listed on Schedule II hereto. Capitalized terms used herein have their respective meanings set forth in Article VIII of this Agreement.


                              W I T N E S S E T H :

         WHEREAS, the Principals and Family Affiliates (together, the "FOUNDER STOCKHOLDERS") own all of the limited liability company interests in NB LLC, and the Principals are the only shareholders of NBMI;

         WHEREAS, the Company is a Delaware corporation having authorized capital of 250,000,000 shares of common stock, par value $.01 (the "COMMON STOCK"), of which no shares are issued and outstanding on the date hereof, and 5,000,000 shares of preferred stock, par value $.01, of which no shares are issued and outstanding on the date hereof;

         WHEREAS, Merger Sub is a wholly-owned subsidiary of the Company;

         WHEREAS, the Company, Merger Sub, NBMI and the Principals, in their capacity as shareholders of NBMI, desire to have Merger Sub merge with and into NBMI (the "MERGER") on terms and conditions and for the consideration described in this Agreement;

         WHEREAS, in furtherance of such Merger, the Boards of Directors of the Company, Merger Sub and NBMI and the shareholders of NBMI have approved the Merger upon terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Founder Stockholders desire to exchange their respective interests in NB LLC for shares of Common Stock (the "EXCHANGE") on the terms and for the consideration described in this Agreement;

         WHEREAS, the Executive Committee of NB LLC has consented to the Exchange;

         WHEREAS, as a result of the Merger and Exchange, NB LLC and NBMI will become wholly-owned direct subsidiaries of the Company and Merger Sub would cease to exist; and

         WHEREAS, for U.S. federal income tax purposes, it is intended that the Exchange will qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE") and that the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                         MERGER OF MERGER SUB INTO NBMI

         1.1 THE MERGER. In accordance with and subject to the terms and provisions of this Agreement and the BCL, at the Effective Time: (I) Merger Sub shall be merged with and into NBMI, the separate existence of Merger Sub shall cease and NBMI shall be the surviving corporation (the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of New York under the name "Neuberger Berman Management Inc."; (II) all rights, privileges, immunities, powers, purposes, franchises, properties and assets of Merger Sub and NBMI shall vest in the Surviving Corporation; and (III) all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and NBMI shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation. Merger Sub will use its best efforts to ensure that the foregoing liabilities of Merger Sub described in
(iii) will, on the Closing Date, be transferred to the Surviving Corporation. The Merger shall have the effects set forth in Section 906 of the BCL.


                                       2
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         1.2 EFFECTIVE TIME. Upon the terms and subject to the conditions of this Agreement, following the satisfaction or waiver of the conditions set forth in Article VI, NBMI and Merger Sub shall execute and file a Certificate of Merger (together with any other documents required by applicable law to effectuate the Merger) with the Secretary of State of the State of New York in accordance with applicable provisions of the BCL. Prior to such time, a closing (the "CLOSING") will be held in accordance with Article VII hereof. The Merger shall become effective simultaneously with the filing of such Certificate of Merger pursuant to Section 906 of the BCL. The date and time when the Merger shall become effective is referred to in this Agreement as the "EFFECTIVE TIME."

         1.3 ORGANIZATIONAL MATTERS. (a) CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of NBMI, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) BY-LAWS. The NBMI By-Laws as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         (c) DIRECTORS AND OFFICERS. From and after the Effective Time, the directors and officers of NBMI immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until his or her successor is elected or appointed, as the case may be, and qualified or until his or her earlier death, resignation, disqualification or removal.

         1.4 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of NBMI Stock or the Company:

                  (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation;

                  (b) CANCELLATION OF TREASURY STOCK. Each NBMI Share that is owned by NBMI shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (c) CONVERSION OF NBMI COMMON STOCK. Each share of NBMI Stock (other than shares held in the treasury of NBMI) shall be converted into the right


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         to receive from the Company the number of shares of Common Stock equal to the quotient of (I) 8,270,281 divided by (II) the number of shares of NBMI issued and outstanding (other than shares held in the Treasury of NBMI) at the Effective Time (the "MERGER CONSIDERATION"); and

                  (d) NO RIGHTS AS STOCKHOLDERS. The holders of certificates representing shares of NBMI Stock shall as of the Effective Time cease to have any rights as stockholders of NBMI and, except as aforesaid, their sole right shall be the right to receive their share of the Merger Consideration, as determined and paid in the manner set forth in this Agreement.

                  1.5 EXCHANGE OF SHARES. From and after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented outstanding shares of NBMI Stock (the "CERTIFICATES") shall, upon surrender to the Company of such Certificates (accompanied by all requisite stock transfer stamps) and acceptance thereof by the Company, be entitled to the Merger Consideration into which the aggregate number of shares of NBMI Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. Until surrendered in accordance with the provisions of this Section 1.5, from and after the Effective Time, each Certificate (other than Certificates representing former shares of NBMI Stock held in the treasury of the Surviving Corporation) shall represent for all purposes only the right to receive a portion of the Merger Consideration as determined and paid in the manner set forth in this Agreement. After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of NBMI Stock that were outstanding immediately prior to the Effective Time.

                  1.6 EXISTING STOCKHOLDERS AGREEMENT. NBMI and the Principals, being all of the parties to the Stockholders' Agreement of NBMI dated as of December 31, 1990 (the "NBMI STOCKHOLDERS' AGREEMENT"), hereby agree that, effective as of the Effective Time, without any further action of any Person, such agreement shall be terminated.

                  1.7 NBMI SHAREHOLDER APPROVAL; NO APPRAISAL RIGHTS. Each Principal, in his or her capacity as a shareholder of NBMI, in accordance with
Article IV, section 5 of the NBMI By-Laws and section 615 of the BCL, which provide for actions by written consent, hereby (I) consents to and approves the Merger, (II) waives any right to notice of any shareholder action and (III) waives any right to receive payment of the fair value or other rights and benefits that may be available to shareholders of a New York corporation pursuant to section 623 of the BCL.

                  1.8 MERGER SUB SHAREHOLDER APPROVAL. The Company in its capacity as sole shareholder of Merger Sub in accordance with section 1.9 of the By-Laws of Merger


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Sub and section 615 of the BCL, hereby (I) consents to and approves the Merger and (II) waives any right to notice of any shareholder action.


                                   ARTICLE II

                          EXCHANGE OF NB LLC INTERESTS

                  2.1 THE EXCHANGE. (a) ASSIGNMENT OF NB LLC INTERESTS. Each Founder Stockholder hereby assigns and delivers to the Company, as of the Effective Time, all right, title and interest in, to and with respect to the NB LLC Interest held by such Founder Stockholder, including without limitation (I) all allocations of profits and losses (and all distributions of cash or other property) in respect of such NB LLC and (II) all other rights otherwise accruing to the Founder Stockholder by virtue of owning such NB LLC Interest. From and after the Effective Time, the entire capital account and share of profits and losses of each Founder Stockholder shall be deemed to be the capital account and share of profits and losses of the Company, and the Founder Stockholders shall have no further interest or rights of any kind in or with respect to any of the NB LLC Interests.

                  (b) ACCEPTANCE, ETC. The Company hereby accepts, as of the Effective Time, the assignment of the NB LLC Interests and assumes and agrees to perform and be bound by, as of the Effective Time, any and all of the conditions, covenants and obligations of the Founder Stockholders pursuant to the NB LLC Agreement as if the Company had executed the NB LLC Agreement originally with respect to the NB LLC Interests. At the Effective Time, the Company shall become the sole member of NB LLC, and each Founder Stockholder shall be released from all obligations under the NB LLC Agreement.

                  (c) EXCHANGE OF COMMON STOCK. Immediately after the Effective Time, each Founder Stockholder shall receive in consideration for the exchange of such Founder Stockholder's NB LLC Interest, the number of shares of Common Stock equal to the product of 34,229,719 and such Founder Stockholder's Operations Percentage (as defined in the NB LLC Agreement).

                  2.2 TERMINATION OF RIGHTS. Each Founder Stockholder hereby affirms and agrees that, from and after the Effective Time, such Founder Stockholder shall have no rights under the NB LLC Agreement, including, without limitation, any rights under Section 13 thereof relating to a sale of NB LLC and/or an NB Group Affiliate (as defined in the NB LLC Agreement) and/or a division of NB LLC.

                  2.3 CONSENT OF EXECUTIVE COMMITTEE. By its execution hereof, NB LLC acknowledges that the Executive Committee of NB LLC approves of the form of this Agreement, acknowledges receipt of a duly executed copy of the same, consents to the assignment of all of the NB LLC Interests to the Company in accordance with Section 4.5 of the NB LLC Agreement and consents to the admission of the Company as a New Member of NB LLC in accordance with Section
4.7 of the NB LLC Agreement.

                  2.4 CONSENT TO TRANSACTION; NO APPRAISAL RIGHTS. Each of the undersigned Founder Stockholders, together constituting all of the holders of limited liability company interests in NB LLC, hereby assents to the terms, conditions and transactions contemplated hereby and acknowledges that such Founder Stockholder shall not, as a result of such terms, conditions and transactions, have any right to receive payment of the fair value of any interest such Member may be deemed to have in Neuberger & Berman Trust Company or otherwise be entitled to any other rights and benefits referred to in Section 143-a(4) of the New York Banking Law, as amended, or otherwise as may be deemed to result from NB LLC's ownership of Neuberger & Berman Trust Company of Delaware.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                            THE FOUNDER STOCKHOLDERS

                  Each Founder Stockholder hereby severally represents and warrants to the Company as follows:

                  3.1 ORGANIZATION, AUTHORIZATION AND VALIDITY OF BASIC AGREEMENTS. (a) ENTITIES. If such Founder Stockholder is not a natural person,
(I) such Founder Stockholder is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which such Founder Stockholder was formed or organized; (II) such Founder Stockholder has the full legal right, power and authority required to enter into and deliver this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby; and (III) this Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by such Founder Stockholder, and each is a legal, valid and binding obligation of such Founder Stockholder enforceable against such Founder Stockholder in accordance with their terms.

                  (b) NATURAL PERSONS. If such Founder Stockholder is a natural person, (I) such Founder Stockholder is of sound mind and has full legal capacity to enter into, execute and deliver this Agreement and the Stockholders Agreement and perform his or her obligations hereunder and thereunder, and (II) this Agreement and the Stockholders Agreement have been duly executed and delivered by such Founder Stockholder and are legal, valid and binding obligations of such Founder Stockholder enforceable against such Founder Stockholder in accordance with their terms.

                  3.2 TITLE. Such Founder Stockholder owns, beneficially and of record, the NB LLC Interest held by such Founder Stockholder free and clear of any Liens; at the Effective Time, the Company will acquire good and valid title to such NB LLC Interest, free and clear of any Liens other than any Lien created by the Company; and, if such Founder Stockholder is a Principal, such Founder Stockholder owns, beneficially and of record, the number of shares of NBMI Stock set forth opposite such Founder Stockholder's name on Schedule I free and clear of any Liens other than any Lien created by the Company.

                  3.3 NO CONFLICTS. Except for the applicable requirements under the HSR Act, the rules and regulations of the NYSE, the New York Banking Law and the Delaware banking law, the execution, delivery and performance of this Agreement and the Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of such Founder Stockholder under (A) any Contract to which such Founder Stockholder is a party or by which any of its property or assets may be bound or (B) any provision of any partnership agreement, trust agreement or other organizational document of any such Founder Stockholder that is not a natural person.

                  3.4 INVESTMENT PURPOSE. Such Founder Stockholder is acquiring shares of Common Stock under this Agreement for its own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof other than in compliance with the Securities Act and other applicable securities laws. Such Founder Stockholder acknowledges that it must bear the economic risk of an investment in the Founder Shares for an indefinite period of time because, among other reasons, the Founder Shares have not been registered under the Securities Act and, therefore, such shares cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Founder Stockholder understands that the Founder Shares will be subject to the provisions of a Stockholders Agreement, which defines certain rights of the stockholders of the Company and provides certain restrictions on the transferability of the Founder Shares. Such Founder Stockholder also acknowledges that transfers of the Founder Shares are further restricted by applicable United States federal and state and foreign securities laws.

                  3.5 ACCESS TO INFORMATION. Such Founder Stockholder understands the risks of, and other considerations relating to, its acquisition and ownership of the Founder Shares. Such Founder Stockholder has been provided an opportunity to ask questions of, and has received answers satisfactory to it from, the Company and its representatives regarding the Founder Shares, and has obtained any and all additional information from the Company and its representatives that such Founder Stockholder deems necessary regarding the Founder Shares.

                  3.6 EVALUATION OF AND ABILITY TO BEAR RISKS. Such Founder Stockholder has such knowledge and experience in financial affairs that it is capable of evaluating the merits and risks of, and other considerations relating to, the ownership of the Founder Shares, and has not relied in connection with its acquisition of the Founder Shares upon any representations, warranties or agreements other than those set forth in this Agreement. Such Founder Stockholder's financial situation is such that it can afford to bear the economic risk of holding the Founder Shares for an indefinite period of time, and such Founder Stockholder can afford to suffer the complete loss of its investment in the Shares.

                  3.7 NO LIABILITIES IN EXCESS OF TAX BASIS. Such Founder Stockholder's tax basis in its NB LLC Interests, is equal to or greater than such Founder Stockholder's share of NB LLC's liabilities determined under
Section 752 of the Code.

                  3.8 NO DISPOSITIONS. No Founder Stockholder has any present plan, intention or arrangement to dispose of any of the Founder Shares to be received by such Founder Stockholder except as described in any registration statement on Form S-1 to be filed by the Company in respect of an initial public offering of its shares. For purposes of this Section 3.8, a disposition shall include a Transfer and shall include any other transaction (including, without limitation, a short-sale-against-the-box, forward sale, equity swap or other derivative contract) which transfers a substantial portion of the opportunity for gain and risk of loss with respect to such Founder Shares to a person who was not a Founder Stockholder immediately prior to the date hereof.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY, MERGER SUB AND NBMI

                  The Company, Merger Sub and NBMI jointly and severally represent and warrant to the Founder Stockholders as follows:

                  4.1 ORGANIZATION AND GOOD STANDING. Each of the Company, Merger Sub and NBMI is a corporation duly organized, validly existing and in good standing under the laws of, in the case of the Company, the State of Delaware and, in the case of Merger Sub and NBMI, the State of New York. NBMI was organized under the name "Cedar Street Consultants, Inc." on October 27, 1970.

                  4.2 CAPITAL STOCK; PREEMPTIVE RIGHTS. (a) CAPITAL STOCK. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock of which no shares are currently issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01, of which no shares are currently issued and outstanding. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01, of which all shares are currently issued and outstanding. The authorized capital stock of NBMI consists of 34,484 shares of NBMI Stock of which 12,500 shares are currently issued and outstanding. The Founder Shares when so issued will be duly and validly authorized and issued, fully paid and nonassessable.

                  (b) PREEMPTIVE RIGHTS. Except for the NBMI Stockholders' Agreement, there are no preemptive or similar rights on the part of any Person with respect to the issuance of any shares of capital stock of the Company, Merger Sub or NBMI. Except for this Agreement, the NBMI Stockholders' Agreement and the Stockholders Agreement, there are no subscriptions, options, warrants or other similar rights, agreements or commitments of any kind obligating the Company, Merger Sub or NBMI to issue or sell, or to cause to be issued or sold, or to repurchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable for, or any options, warrants or other similar rights relating to, any such shares.

                  4.3 AUTHORIZATION AND VALIDITY OF AGREEMENTS. Each of the Company, Merger Sub and NBMI has all requisite corporate power and authority to execute and deliver this Agreement and, in the case of the Company, the Stockholders Agreement, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and, in the case of the Company, the Stockholders Agreement, the performance by each of the Company, Merger Sub and NBMI of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of the Company, Merger Sub and NBMI. This Agreement and the Stockholders Agreement constitute legal, valid and binding obligations of the Company, Merger Sub and NBMI enforceable against the Company, Merger Sub and NBMI, respectively, in accordance with their respective terms.

                  4.4 NO CONFLICTS; CONSENTS. Except for the applicable requirements under the HSR Act, the rules and regulations of the NYSE, the New York Banking Law and the Delaware banking law, the execution, delivery and performance of this Agreement by the Company, Merger Sub and NBMI and the Stockholders Agreement by the Company and the consummation by the Company, Merger Sub and NBMI of the transactions contemplated hereby and thereby do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of the Company, Merger Sub and NBMI under (A) any Contract to which any of the Company, Merger Sub and NBMI is a party or by which any of their property or assets may be bound or (B) any provision of the certificate of incorporation or the bylaws of the Company, Merger Sub and NBMI.

                  4.5 PURCHASE FOR INVESTMENT. The Company is acquiring the NB LLC Interests solely for investment, with no present intention to resell the NB LLC Interests. The Company hereby acknowledges that the NB LLC Interests have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act.

                  4.6 NO PRIOR OPERATIONS. Neither the Company nor Merger Sub has had any operations or assets prior to the date hereof.


                                    ARTICLE V

                                    COVENANTS

                  5.1 NO TRANSFERS PRIOR TO CLOSING. From and after the date of this Agreement and prior to the Closing, no Founder Stockholder shall Transfer all or any portion of its interest in an NB LLC Interest or any shares of NBMI Stock held by such Founder Stockholder without the prior written consent of the Company.

                  5.2 TAX MATTERS. (a) MERGER. The parties intend the Merger to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; each party and its affiliates shall use all reasonable efforts to cause the Merger to so qualify; no party nor any affiliate thereof shall take any action that would reasonably be expected to cause the Merger not to so qualify; and the parties will take the position for all purposes that the Merger so qualifies.

                  (b) EXCHANGE. The parties intend the Exchange to qualify as an exchange under Section 351 of the Code; each party and its affiliates shall use all reasonable efforts to cause the Exchange to so qualify; no party nor any affiliate thereof shall take any action that would reasonably be expected to cause the Exchange not to so qualify; and the parties will take the position for all purposes that the Exchange so qualifies.

                  5.3 FURTHER ASSURANCES. Each party hereto shall execute and deliver such instruments and take such other actions prior to or after the Closing as any other party may reasonably request in order to carry out the intent of this Agreement, including without limitation obtaining any required consents or approvals from third parties, and hereby agrees to use their respective reasonable best efforts to consummate the Exchange and the Merger at the earliest practicable time.


                                   ARTICLE VI

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY,
                MERGER SUB, NBMI AND OF THE FOUNDER STOCKHOLDERS

                  6.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of the Company, Merger Sub, NBMI and the Founder Stockholders to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver by the Company, Merger Sub, NBMI and a Majority in Interest) of each of the following conditions prior to the Closing:

                  (a) All conditions to the closing of the IPO pursuant to the applicable underwriting agreements (other than any conditions that the Closing and Effective Time shall have occurred) shall have been satisfied.

                  (b) The consent of, or any required notice to, the NYSE, the New York Banking Department and the applicable Delaware and Florida banking authorities, and all material regulatory, governmental and other third party approvals or notices required in the judgment of the Company for the consummation of the transactions contemplated by this Agreement shall have been obtained or made;

                  (c) In respect of any required notification pursuant to the HSR Act, the applicable waiting period and any extension thereof shall have expired or been terminated; and

                  (d) The consummation of the transactions contemplated hereby shall not have been precluded by any order, decree, judgment or injunction of a court of competent jurisdiction or other governmental or regulatory authority, and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to, the transactions contemplated hereby by any court, governmental agency or regulatory or administrative authority that makes consummation of such transactions illegal.

                  6.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, MERGER SUB AND NBMI. The obligations of the Company, Merger Sub and NBMI under this Agreement to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver by the Company) of the following condition prior to the
Closing:

                  (a) The representations and warranties of the Founder Stockholders contained in or made pursuant to this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and accurate in all material respects, and each of the Founder Stockholders shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing; and

                  (b) The Stockholders Agreement substantially in the form of Exhibit A hereto (the "STOCKHOLDERS AGREEMENT") shall have been executed and delivered by each of the Founder Stockholders to the Company.

                  6.3 CONDITIONS TO THE OBLIGATIONS OF THE FOUNDER STOCKHOLDERS. The obligations of the Founder Stockholders under this Agreement to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver in writing by a Majority in Interest) of the following condition prior to the
Closing:

                  (a) All representations and warranties of the Company, Merger Sub and NBMI in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and accurate in all material respects, and the Company, Merger Sub and NBMI shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing; and

                  (b) The Stockholders Agreement shall have been executed and delivered by the Company to each of the Founder Stockholders.

                                   ARTICLE VII

                                   THE CLOSING

                  7.1 CLOSING DATE. The Closing shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, on such date as the Company shall determine by notice as soon as practicable following satisfaction or waiver of all of the conditions required to be satisfied (or waived) pursuant to Article VI for the purpose of confirming the Merger and the Exchange.

                  7.2 CLOSING DELIVERIES. At the Closing, (A) the Principals will deliver the Certificates in accordance with Section 1.6(a); (B) the Company shall issue shares of Common Stock required to be delivered under Articles I and II of this Agreement to a nominee designated by the Company, which nominee shall hold such shares in accordance with the Stockholders Agreement; and (C) the parties will make such other deliveries as are contemplated by this Agreement to be made at the Closing.


                                  ARTICLE VIII

                                   DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the following meanings:

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "AMEX" has the meaning set forth in Section 10.7(b).

                  "BCL" means the New York Business Corporation Law.

                  "Certificates" has the meaning set forth in Section 1.5.

                  "Closing" has the meaning set forth in Section 7.1.

                  "Code" has the meaning set forth in the recitals to this Agreement.

                  "Common Stock" has the meaning set forth in the recitals to this Agreement.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Contract" means any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement.

                  "Effective Time" has the meaning set forth in Section 1.2.

                  "Exchange" has the meaning set forth in the recitals to this Agreement.

                  "Executive Committee" means the executive committee of NB LLC or any Person or Persons authorized by such executive committee to perform any action, approve any matter or make any determination permitted to be taken, approved or determined by the Executive Committee under this Agreement.

                  "Family Affiliates" means the Persons listed on Schedule II hereto.

                  "Founder Shares" means, with respect to any Founder Stockholder, the shares of Common Stock received or to be received by such Founder Shareholder pursuant to the terms of this Agreement.

                  "Founder Stockholders" has the meaning set forth in the recitals to this Agreement.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "IPO" means the initial public offering of the Common Stock of the Company.

                  "Lien" means any claim, lien, pledge, deed of trust, option, charge, security interest, hypothecation, encumbrance, right of first offer, voting trust, proxy, right of third parties or other restriction or limitation of any nature whatsoever.

                  "Majority in Interest" means Founder Stockholders that, pursuant to the terms of this Agreement, will receive more than 50% of the Founder Shares.

                  "Merger" has the meaning set forth in the recitals to this Agreement.

                  "Merger Consideration" has the meaning set forth in Section 1.4(c).

                  "Merger Sub" has the meaning set forth in the preamble to this Agreement.

                  "NASD" has the meaning set forth in Section 10.7(c).

                  "NB LLC" has the meaning set forth in the preamble to this Agreement.

                  "NB LLC Agreement" means the Limited Liability Company Agreement of NB LLC, dated as November 1, 1996, as amended by the First Amendment thereto, dated as of August 3, 1998.

                  "NB LLC Interest" means a limited liability company interest in NB LLC held by any member thereof, including without limitation all right, title and interest of such member in the capital, allocations of profit and loss, distributions of cash and property and all other rights otherwise accruing to such Person pursuant to the NB LLC Agreement.

                  "NBMI" has the meaning set forth in the preamble to this Agreement.

                  "NBMI By-Laws" means the Amended and Restated By-Laws of NBMI.

                  "NBMI Stock" shall mean the common stock, par value $.01, of NBMI.

                  "NBMI Stockholders' Agreement" has the meaning set forth in
         Section 1.6.

                  "NYSE" means the New York Stock Exchange.

                  "Person" means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, trust, business trust, governmental authority or other entity.

                  "Pre-Closing Taxes" means all Taxes which are imposed on or with respect to NB LLC or NBMI or the assets or properties of NB LLC or NBMI for any taxable period (or a portion thereof) ending on or prior to the Effective Time; PROVIDED that, any such Taxes attributable to a taxable period that begins before and ends after the Effective Time shall be apportioned between the portion of such period ending on the Effective Time and the portion of such period beginning on the date after the Effective Time as follows: (X) in the case of real or personal property Taxes, by apportioning such Taxes on a per diem basis, (Y) in the case of income Taxes, on the basis of the taxable income or loss of NB LLC or NBMI as determined from the books and records of such entity for such partial period and

         (Z) in all other cases, on the basis of the actual activities of such entity as determined from the books and records of such entity for such partial period.

                  "Principals" means the Persons listed on Schedule I hereto.

                  "Stockholders Agreement" has the meaning set forth in Section 6.2(b).

                  "Surviving Corporation" has the meaning set forth in Section 1.1.

                  "Tax" means any federal, state, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, but not limited to, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, but not limited to, taxes under section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not.

                  "Transfer" means, with respect to any shares of capital stock, directly or indirectly, (i) to sell, assign, transfer, pledge, convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration or (ii) to grant any proxy or voting rights, or enter into any voting agreement or trust.

                  "Securities Act" means the Securities Act of 1933, as amended.


                                   ARTICLE IX

                                POWER OF ATTORNEY

                  Section 9.1 AUTHORITY. (a) Each Founder Stockholder hereby makes, constitutes and appoints the Secretary of the Company, and any successor thereof, with full power of substitution and resubstitution, his, her or its true and lawful attorney for his, her or it and in his, her or its name, place and stead and for his, her or its use and benefit, to execute and deliver:

                  (i) the Stockholders Agreement, with such changes and alteration as may be approved by the Executive Committee;

                  (ii) if such Founder Stockholder has provided notice to the Executive Committee that such Founder Stockholder desires to participate in the IPO, (x) one or more underwriting agreements among the Company, underwriters and the Founder Stockholders participating in the IPO and (y) a power-of-attorney to be used in connection with the IPO, in all cases substantially in the form approved by the Executive Committee;

                  (iii) all stock powers, instruments of assignment, endorsements and other documents necessary, appropriate, advisable or convenient to facilitate or consummate the sale of Common Stock in accordance with Article III of the Stockholders Agreement; and

                  (iv) all other agreements, instruments, acknowledgments, filings, receipts, powers-of-attorney, endorsements, stock powers, other instruments of assignment and other documents of any kind that the Executive Committee shall deem necessary, appropriate, advisable or convenient to facilitate or consummate the Exchange, the Merger or the IPO.

                  (b) Each Founder Stockholder authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary, appropriate, advisable or convenient in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite, appropriate, advisable or convenient to be done in and about the foregoing as fully as such Founder Stockholder might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

                  Section 9.2 TERMS. The power of attorney granted pursuant to
Section 9.1 (a) is a special power of attorney coupled with an interest and, until terminated in accordance with Section 10.2, is irrevocable and (b) may be exercised by such attorney-in-fact by listing all of the Founder Stockholders executing any agreement, instrument, acknowledgment, filing, receipt, power-of-attorney and other document with the single signature of such attorney-in-fact acting as attorney-in-fact for all of them.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 NOTICES. (a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) sent by hand delivery or reputable overnight delivery service or
(iii) transmitted by telecopy (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of any Principal, to him or her at the address set forth on Schedule I, in the case of any Family Affiliate, to it at the address set forth on Schedule II or, in the case of the Company, Merger Sub or NBMI, to it at 605 Third Avenue, New York, NY 10158, ATTENTION:
Secretary, or, in each case, to such other address as may be specified in writing to the other parties hereto.

                  (b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery or telecopy, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth Business Day after the mailing thereof or (iii) if by reputable overnight delivery service, on the day delivered.

                  10.2 TERMINATION. (a) This Agreement may be terminated at any time prior to the consummation of the transactions contemplated hereby:

                  (i) after March 31, 2000, by the Company, Merger Sub, NBMI or a Majority in Interest by written notice if the Closing has not occurred for any reason other than a breach of this Agreement by the terminating party;

                  (ii) by the Company, Merger Sub or NBMI, if there has been a material breach by any of the Founder Stockholders of a material agreement, representation or warranty contained in this Agreement which has not been cured after notice from the Company;

                  (iii) by a Majority in Interest, if there has been a material breach by the Company, Merger Sub or NBMI of a material agreement, representation or warranty contained in this Agreement which has not been cured after notice from a Majority in Interest; or

                  (iv) by mutual consent of the Company, Merger Sub, NBMI and a Majority in Interest.

                  (b) In the event of the termination of this Agreement in accordance with Section 10.2(a), this Agreement shall become void and have no effect, without any liability to any person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, officers, representatives, stockholders or affiliates, except for any liability resulting from such party's willful and material breach of this Agreement.

                  10.3 OBLIGATIONS OF FOUNDER STOCKHOLDERS. The obligations of the Founder Stockholders under this Agreement shall be several and shall not be joint and several.

                  10.4 AMENDMENTS; WAIVERS. The provisions of this Agreement may not be amended or modified except by a writing signed by the Company, Merger Sub, NBMI and a Majority in Interest, PROVIDED that the Company may amend this Agreement, without the consent of any other Person, to cure any ambiguity or to correct or supplement any provisions of this Agreement that may be incomplete or inconsistent with any other provisions contained herein. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

                  10.5 SEVERABILITY. If the final determination of an arbitral body or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (A) the remaining terms and provisions hereof shall be unimpaired and (B) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  10.6 REPRESENTATIVES, SUCCESSORS AND ASSIGNS. Each Principal shall cause his or her Family Affiliate to comply with the terms and provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; PROVIDED that Founder Stockholders may not in any manner whatsoever assign, delegate or otherwise Transfer any of their rights or obligations under, or with respect to the Merger Consideration or the Company Stock to be received through the Exchange pursuant to, this Agreement except with the prior written consent of the Company.

                  10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OR
RULES THEREOF).

                  10.8 SPECIFIC PERFORMANCE. (a) Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to the Company, Merger Sub, NBMI or the Founder Stockholders if any party hereto fails to comply with the provisions of Article I or II or Section 5.1 and each party hereto agrees that in the event of any such failure, neither the Company, nor Merger Sub, nor NBMI nor any Founder Stockholder will have an adequate remedy at law. Therefore, the Company, Merger Sub, NBMI and each Founder Stockholder, in addition to all of the other remedies which may be available, shall have the right to equitable relief, including, without limitation, the right to enforce specifically the provisions of Article I and II and Section 5.1 by obtaining injunctive relief against any violation thereof, or otherwise or

                  (b) All claims for specific performance of one or more provisions of this Agreement, including all such claims with respect to the obligations hereunder to consummate the Exchange and the Merger, shall be resolved exclusively by litigation before a court of competent jurisdiction located in the State of New York.

                  10.9 ARBITRATION. Except for claims for specific performance brought in accordance with Section 10.8, all disputes, differences, and controversies arising out of or in any way related to this Agreement shall be submitted:

                  (a) to the NYSE to be heard and decided under the terms of this Agreement and the then applicable rules of the NYSE or, if those rules as interpreted by the NYSE do not permit the disputes, differences and controversies to be submitted to the NYSE for arbitration; then

                  (b) to the American Stock Exchange (the "AMEX") in New York, New York, to be heard and decided under the terms of this Agreement and the then applicable rules of the AMEX or, if those rules as interpreted by the AMEX do not permit the disputes, differences and controversies to be submitted to the AMEX for arbitration; then

                  (c) to the National Association of Securities Dealers, Inc. (the "NASD") in New York, New York, to be heard and decided under the terms of this Agreement and the then applicable rules of the NASD or, if the disputes, differences and controversies are not eligible for submission to the NASD for arbitration under those rules as interpreted by the NASD; then

                  (d) to the American Arbitration Association in New York, New York; to be heard and decided under the terms of this Agreement and in accordance with the then applicable rules of the hearing body by a panel of three arbitrators (unless the rules of the hearing body shall require a different number of arbitrators) chosen in accordance with the then applicable rules of the hearing body. The decision of the arbitrators shall be final and binding upon the parties, and an order may be entered upon the award of the arbitrators in any court of competent jurisdiction.

                  10.10 TAX INDEMNITY; TAX REFUNDS. (a) Each Founder Stockholder shall severally indemnify the Company and each of its subsidiaries and hold them harmless from and against, and pay and reimburse them for, any and all demands, claims, actions, losses, damages, liabilities, obligations, Taxes, deficiencies, out-of-pocket costs and expenses (including reasonable consultants' and attorneys' fees), whether or not resulting from third-party claims, including interest and penalties with respect thereto, asserted against or incurred or sustained by any of them as a result of or arising out of all Pre-Closing Taxes. Such obligations shall be borne by Founder Stockholders in the same proportion that such Pre-Closing Taxes would have been borne by Founder Stockholders had such Pre-Closing Taxes been paid when incurred.

                  (b) All refunds received by the Company, NB LLC or NBMI in respect of Pre-Closing Taxes shall be paid to the Founder Stockholders in the same proportion that related Pre-Closing Taxes were borne by the Founder Stockholders when such Pre-Closing Taxes were paid.

                  10.11 SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. Each Founder Stockholder, for itself and its successors and assigns, hereby irrevocably waives (a) any objection, and agrees not to assert, as a defense in any arbitration or legal or equitable action, suit or proceeding against such Founder Stockholder arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing, that (i) it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable before such arbitral body or in said courts, (ii) the venue thereof may not be appropriate and (iii) the internal laws of the State of New York do not govern the validity, interpretation or effect of this Agreement, (b) any immunity from jurisdiction to which it might otherwise be entitled in any such arbitration, action, suit or proceeding which may be instituted in any state or federal court in the State of New York in accordance with Section 10.8 or before any arbitral body in accordance with
Section 10.9 and (c) any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such arbitration, action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

                  10.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  10.13 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  IN WITNESS THEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                              NEUBERGER BERMAN INC.



                              By: /s/ Jeffrey B. Lane
                                 ----------------------------------------
                                 Name: Jeffrey B. Lane
                                 Title: President, Chief Executive Officer


                              NEUBERGER BERMAN SUB INC.



                              By: /s/ Lawrence Zicklin
                                 ----------------------------------------
                                 Name: Lawrence Zicklin
                                 Title: President


                              NEUBERGER BERMAN MANAGEMENT INC.



                              By: /s/ Ellen Metzger
                                 ----------------------------------------
                                 Name: Ellen Metzger
                                 Title: Secretary


                              NEUBERGER BERMAN, LLC



                              By: /s/ Lawrence Zicklin
                                 ----------------------------------------
                                 Name: Lawrence Zicklin
                                 Title: Managing Principal and
                                          Chief Executive Officer

The foregoing Plan of Merger and
Exchange Agreement is hereby
agreed to by the undersigned as of
August 2, 1999.


/s/Herbert W. Ackerman
/s/Robert J. Appel
/s/Howard R. Berlin
/s/Jeffrey Bolton
/s/Richard A. Cantor
/s/Vincent Cavallo
/s/Lawrence J. Cohn
/s/Robert W. D'Alelio
/s/Salvatore D'Elia
/s/Stanley Egener
/s/Michael N. Emmerman
/s/Robert D. English
/s/Jack M. Ferraro
/s/Gregory P. Francfort
/s/Howard L. Ganek
/s/Robert T. Gendelman
/s/Theodore P. Giuliano
/s/Mark R. Goldstein
/s/Lee H. Idleman
/s/Alan L. Jacobs
/s/Kenneth M. Kahn
/s/Michael W. Kamen
/s/Michael M. Kassen
/s/Michael P. Kleiman
/s/Lee P. Klingenstein
/s/Irwin Lainoff
/s/Jeffrey B. Lane
/s/Joseph R. Lasser
/s/Richard S. Levine
/s/Christopher J. Lockwood
/s/Lawrence Marx III
/s/Robert Matza
/s/Robert R. McComsey

/s/Martin McKerrow
/s/Martin E. Messinger
/s/Beth W. Nelson
/s/Roy R. Neuberger
/s/Harold J. Newman
/s/Daniel P. Paduano
/s/Norman H. Pessin
/s/Leslie M. Pollack
/s/William A. Potter
/s/Janet W. Prindle
/s/C. Carl Randolph
/s/Kevin L. Risen
/s/Daniel A. Rosenblatt
/s/J. Curt Schnackenberg, Jr.
/s/Marvin C. Schwartz
/s/Jennifer K. Silver
/s/Kent C. Simons
/s/R. Edward Spilka
/s/Gloria H. Spivak
/s/ Heidi S. Steiger
/s/Bernard Z. Stein
/s/Fred Stein
/s/Eleanor M. Sterne
/s/Stephanie J. Stiefel
/s/Philip A. Straus
/s/Peter Strauss
/s/Peter E. Sundman
/s/Allan D. Sutton
/s/Richard J. Sweetnam, Jr.
/s/Judith M. Vale
/s/David I. Weiner
/s/Michael J. Weiner
/s/Dietrich Weismann
/s/Leslie J. Werkstell
/s/Allan R. White, III
/s/Lawrence Zicklin

HERBERT W. ACKERMAN ASSOCIATES, L.P.
By: Herbert W. Ackerman Associates, Inc.,
    its general partner
    By: /s/Herbert W. Ackerman
        President

APPEL ASSOCIATES, L.P.
By:      Appel Associates, Inc., its general partner
         By:      /s/Robert J. Appel
                  President

BERLIN ASSOCIATES, L.P.
By:      Berlin Associates, Inc., its general partner
         By:      /s/Howard R. Berlin
                  President

BOLTON ASSOCIATES, L.P.
By:      Bolton Associates, Inc., its general partner
         By:      /s/Jeffrey Bolton
                  President

CANTOR ASSOCIATES, L.P.
By:      Cantor Associates, Inc., its general partner
         By:      /s/Richard A. Cantor
                  President

CAVALLO ASSOCIATES, L.P.
By:      Cavallo Associates, Inc., its general partner
         By:      /s/Vincent Cavallo
                  President

EGENER ASSOCIATES, L.P.
By:      Egener Associates, Inc., its general partner
         By:      /s/Stanley Egener
                  President

FRANCFORT 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President

         /s/Gregory Francort
         Trustee

         /s/Patricia Francfort
         Trustee

GANEK ASSOCIATES, L.P.
By:      Ganek Associates, Inc., its general partner
         By:      /s/Howard L. Ganek
                  President

GIULIANO ASSOCIATES, L.P.
By:      Giuliano Associates, Inc., its general partner
         By:      /s/Theodore Giuliano
                  President

GOLDSTEIN ASSOCIATES, L.P.
By:      Goldstein Associates, Inc., its general partner
         By:      /s/Mark R. Goldstein
                  President

KAMEN ASSOCIATES, L.P.
By:      Kamen Associates, Inc., its general partner
         By:      /s/Michael W. Kamen
                  President

KASSEN ASSOCIATES, L.P.
By:      Kassen Associates, Inc., its general partner
         By:      /s/Michael M. Kassen
                  President

KLINGENSTEIN ASSOCIATES, L.P.
By:      Klingenstein Associates, Inc., its general partner
         By:      /s/Lee P. Klingenstein
                  President

LAINOFF ASSOCIATES, L.P.
By:      Lainoff Associates, Inc., its general partner
         By:      /s/Irwin Lainoff
                  President

LASSER ASSOCIATES, L.P.
By:      Lasser Associates, Inc., its general partner
         By:      /s/Joseph Lasser
                  President

LAWRENCE MARX III ASSOCIATES, L.P.
By:      Lawrence Marx III Associates, Inc.,
         its general partner
         By:      /s/Lawrence Marx III
                  President

McKERROW ASSOCIATES, L.P.
By:      McKerrow Associates, Inc., its general partner
         By:      /s/Martin McKerrow
                  President

MESSINGER ASSOCIATES, L.P.
By:      Messinger Associates, Inc., its general partner
         By:      /s/Martin E. Messinger
                  President

NEUBERGER ASSOCIATES, L.P.
By:      Neuberger Associates, Inc., its general partner
         By:      /s/Roy R. Neuberger
                  President

NEWMAN ASSOCIATES, L.P.
By:      Newman Associates, Inc., its general partner
         By:      /s/Harold J. Newman
                  President

PADUANO ASSOCIATES, L.P.
By:      Paduano Associates, Inc., its general partner
         By:      /s/Daniel P. Paduano
                  President

POLLACK 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee

         By:      /s/John W. Mack
                  Vice President

         /s/Leslie M. Pollack
         Trustee

         /s/Yvonne S. Pollack
         Trustee

POTTER ASSOCIATES, L.P.
By:      Potter Associates, Inc., its general partner
         By:      /s/William A. Potter
                  President

SCHWARTZ  CS ASSOCIATES, L.P.
By:      Schwartz CS Associates, Inc., its general partner
         By:      /s/Marvin C. Schwartz
                  President

SCHWARTZ ES ASSOCIATES, L.P.
By:      Schwartz ES Associates, Inc., its general partner
         By:      /s/Marvin C. Schwartz
                  President


ROBERT EDWARD SPILKA 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/R. Edward Spilka
         Trustee

STEIGER ASSOCIATES, L.P.
By:      Steiger Associates, Inc., its general partner
         By:      /s/Heidi S. Steiger
                  President

STIEFEL ASSOCIATES, L.P.
By:      Stiefel Associates, Inc., its general partner
         By:      /s/Barbara Strauss
                  Trustee

STRAUSS 1998 TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Barbara Strauss
         Trustee

SUNDMAN ASSOCIATES, L.P.
By:      Sundman Associates, Inc., its general partner
         By:      /s/Peter Sundman
                  President

ALLAN D. SUTTON 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Allan D. Sutton
         Trustee
         /s/Anita Sutton
         Trustee

SUTTON 1998 GST TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Nancy Sutton Finley
         Trustee
         /s/Peggy Lynn Sutton
         Trustee

WEINER 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/David J. Weiner
         Trustee
         /s/Laurie L. Weiner
         Trustee
         /s/Bintoar Palar
         Trustee

WEISMANN  ASSOCIATES, L.P.
By:      Weismann Associates, Inc., its general partner
         By:      /s/Dietrich Weismann
                  President

ZICKLIN ASSOCIATES, L.P.
By:      Zicklin Associates, Inc., its general partner
         By:      /s/Lawrence Zicklin
                  President

                                   SCHEDULE I


Name and Address* of Principal                            Number of NBMI Shares
------------------------------                            ---------------------

Herbert W. Ackerman                                               104
Robert J. Appel                                                   548
John J. Barker                                                     88
Howard R. Berlin                                                  229
Jeffrey Bolton                                                    171
Richard A. Cantor                                                 431
Vincent T. Cavallo                                                104
Lawrence J. Cohn                                                   63
Robert W. D'Alelio                                                126
Salvatore D'Elia                                                   57
Stanley Egener                                                    308
Michael N. Emmerman                                                77
Robert D. English                                                  99
Jack M. Ferraro                                                    75
Gregory P. Francfort                                              244
Howard L. Ganek                                                   327
Robert T. Gendelman                                               170
Theodore P. Giuliano                                              128
Mark R. Goldstein                                                  76
Lee H. Idleman                                                     77
Alan L. Jacobs                                                    112
Kenneth M. Kahn                                                    62
Michael W. Kamen                                                  125
Michael M. Kassen                                                 351
Mark P. Kleiman                                                   245
Lee P. Klingenstein                                                56
Irwin Lainoff                                                     291
Jeffrey B. Lane                                                   157
Joseph R. Lasser                                                   75

--------
* Unless otherwise indicated, the address of each Principal is c/o Neuberger Berman, LLC, 605 Third Avenue, New York, New York 10158.

Name and Address* of Principal                            Number of NBMI Shares
------------------------------                            ---------------------

Richard S. Levine                                                   147
Christopher J. Lockwood                                             137
Lawrence Marx III                                                   158
Robert Matza                                                         94
Robert R. McComsey                                                  142
Martin McKerrow                                                      89
Martin E. Messinger                                                 291
Beth W. Nelson                                                      263
Roy R. Neuberger                                                     56
Harold J. Newman                                                     99
Daniel P. Paduano                                                   229
Norman H. Pessin                                                     34
Leslie M. Pollack                                                   171
William A. Potter                                                    68
Janet W. Prindle                                                    262
C. Carl Randolph                                                     63
Kevin L. Risen                                                      108
Daniel H. Rosenblatt                                                 95
J. Curt Schnackenberg, Jr.                                           63
Marvin C. Schwartz                                                1,657
Jennifer K. Silver                                                  113
Kent C. Simons                                                      226
R. Edward Spilka                                                    161
Gloria H. Spivak                                                     63
Heidi S. Steiger                                                    178
Bernard Z. Stein                                                     39
Fred Stein                                                           94
Eleanor M. Sterne                                                   104
Stephanie J. Stiefel                                                 82
Philip A. Straus                                                     38
Peter Strauss                                                        98
Peter E. Sundman                                                     95
Allan D. Sutton                                                      70
Richard J. Sweetnam Jr.                                             127

Name and Address* of Principal                            Number of NBMI Shares
------------------------------                            ---------------------

Judith M. Vale                                                     257
David I. Weiner                                                    183
Michael J. Weiner                                                   63
Dietrich Weismann                                                  670
Leslie J. Werkstell                                                 63
Allan R. White, III                                                109
Lawrence Zicklin                                                   465

Total                                                           12,500
                                                                ======

                                   SCHEDULE II


Name and Address** of Family Affiliate
--------------------------------------

Herbert W. Ackerman Associates, L.P.
Appel Associates, L.P.
Berlin Associates, L.P.
Bolton Associates, L.P.
Cantor Associates, L.P.
Cavallo Associates, L.P.
Egener Associates, L.P.
Francfort 1998 Grantor Retained Annuity Trust
Ganek Associates, L.P.
Giuliano Associates, L.P.
Goldstein Associates, L.P.
Kamen Associates, L.P.
Kassen Associates, L.P.
Klingenstein Associates, L.P.
Lainoff Associates, L.P.
Lasser Associates, L.P.
Lawrence Marx III Associates, L.P.
McKerrow Associates, L.P.
Messinger Associates, L.P.
Neuberger Associates, L.P.
Newman Associates, L.P.
Paduano Associates, L.P.
Pollack 1998 Grantor Retained Annuity Trust
Potter Associates, L.P.
Schwartz ES Associates, L.P. Schwartz CS Associates, L.P.
Robert Edward Spilka 1998 Grantor Retained Annuity Trust
Steiger Associates, L.P.
Stiefel Associates, L.P.
Strauss 1998 Trust

--------
** Unless otherwise indicated, the address of each Family Affiliate is c/o Neuberger Berman Trust Company of Delaware, 919 Market Street, Suite 506, Wilmington, Delaware 19801.

Sundman Associates, L.P.
Allan D. Sutton 1998 Grantor Retained Annuity Trust
Sutton 1998 GST Trust
Weiner 1998 Grantor Retained Annuity Trust
Weismann Associates, L.P.
Zicklin Associates, L.P.